Exhibit 99.1

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partners
By: Insight Venture Associates IX, Ltd., its general partners

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partners
By: Insight Venture Associates IX, Ltd., its general partners

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT E2OPEN AGGREGATOR, LLC
By: Insight Venture Partners IX, L.P., its general partners

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT VENTURE ASSOCIATES IX, L.P.
By: Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 6/10/21